UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

Taysha Gene Therapies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39536	84-3199512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Pegasus Park Drive, Suite 1430 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

(214) 612-0000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TSHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 22, 2022, Taysha Gene Therapies, Inc. (the “Company”) filed a Form 8-K (the “Original Form 8-K”) reporting under Item 5.02 the resignation of R.A. Session II as the Company’s President and Chief Executive Officer and the appointment of each of Sean Nolan as Chief Executive Officer and Sukumar Nagendran, M.D. as President and Head of Research and Development. Compensation arrangements and terms of service for Mr. Nolan and Dr. Nagendran had not been determined as of the filing of the Original Form 8-K. This Current Report on Form 8-K/A is being filed solely for the purpose of amending the Original Form 8-K to provide brief descriptions of (i) the employment agreement entered into with Mr. Nolan, effective as of December 30, 2022 (the “Nolan Employment Agreement”), in connection with his appointment as Chief Executive Officer and (ii) the employment agreement entered into with Dr. Nagendran, effective as of December 30, 2022 (the “Nagendran Employment Agreement), in connection with his appointment as President and Head of Research and Development. Except as expressly set forth herein, this Current Report on Form 8-K/A does not amend, modify or update the disclosures contained in the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Sean Nolan, Chief Executive Officer

As previously reported in the Original Form 8-K, the Company’s board of directors (the “Board”) appointed Mr. Nolan as the Company’s Chief Executive Officer, effective on December 16, 2022.

On December 30, 2022, the Company entered into the Nolan Employment Agreement with Mr. Nolan, governing the terms of his service as the Company’s Chief Executive Officer. Under the terms of the Nolan Employment Agreement, Mr. Nolan will receive an initial annual base salary of $600,000 and will be eligible to receive an annual performance bonus with a target of 60% of Mr. Nolan’s base salary. Any actual annual performance bonus amount will be based upon the Board’s good faith assessment of Mr. Nolan’s and the Company’s attainment of goals established by the Board in its reasonable discretion. In accordance with the Nolan Employment Agreement, Mr. Nolan was granted an option to purchase 1,106,131 shares of common stock with an exercise price equal to the closing price of the Company’s common stock on December 30, 2022 under the Company’s 2020 Stock Incentive Plan (the “Plan”). 25% of the shares subject to the option vest on December 16, 2023 and the remaining shares vest in 36 equal monthly installments thereafter, subject to Mr. Nolan’s continued service. Mr. Nolan also entered into a confidentiality, inventions assignment, non-competition and non-solicitation agreement with the Company.

Pursuant to the terms of the Nolan Employment Agreement, Mr. Nolan’s employment is at will and may be terminated at any time by the Company or Mr. Nolan.

If the Company terminates Mr. Nolan’s employment without “Cause,” or if Mr. Nolan terminates his employment for “Good Reason” (each, as defined in the Nolan Employment Agreement), he will be entitled to continued payment of his base salary for twelve (12) months and payment or reimbursement of COBRA premiums for twelve (12) months or, if earlier, the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. Such severance benefits are conditioned upon Mr. Nolan’s execution of and compliance with an effective and irrevocable general release, compliance with certain non-competition and non-solicitation obligations, resignation from all positions with us and return of all our property. The Nolan Employment Agreement further provides that Mr. Nolan is entitled to severance benefits described in “—Potential Payments Upon Termination or Change in Control” below.

The foregoing description of the Nolan Employment Agreement is not complete and is qualified in its entirety by reference to the Nolan Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Employment Agreement with Sukumar Nagendran, M.D., President and Head of Research and Development

As previously reported in the Original Form 8-K, the Board appointed Dr. Sukumar Nagendran as the Company’s President and Head of Research and Development, effective December 16, 2022.

On December 30, 2022, the Company entered into the Nagendran Employment Agreement with Dr. Nagendran governing the terms of his service as the Company’s President and Head of Research and Development. Under the terms of the Nagendran Employment Agreement, Dr. Nagendran will receive an initial annual base salary of $565,000 and will be eligible to receive an annual performance bonus with a target of 50% of Dr. Nagendran’s base salary. Any actual annual performance bonus amount will be based on the Board’s good faith assessment of Dr. Nagendran’s and the Company’s attainment of goals established by the Board in its reasonable discretion. In accordance with the Nagendran Employment Agreement, Dr. Nagendran was granted an option to purchase 790,093 shares of common stock with an exercise price equal to the closing price of the Company’s common stock on December 30, 2022 under the Plan. 25% of the shares subject to the option vest on December 16, 2023 and the remaining shares vest in 36 equal monthly installments thereafter, subject to Dr. Nagendran’s continued service. Dr. Nagendran also entered into a confidentiality, inventions assignment, non-competition and non-solicitation agreement with the Company.

Pursuant to the terms of the Nagendran Employment Agreement, Dr. Nagendran’s employment is at will and may be terminated at any time by the Company or Dr. Nagendran.

If the Company terminates Dr. Nagendran’s employment without “Cause,” or if Dr. Nagendran terminates his employment for “Good Reason” (each, as defined in the Nolan Employment Agreement), he will be entitled to continued payment of his base salary for twelve (12) months and payment or reimbursement of COBRA premiums for twelve (12) months or, if earlier, the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. Such severance benefits are conditioned upon Dr. Nagendran’s execution of and compliance with an effective and irrevocable general release, compliance with certain non-competition and non-solicitation obligations, resignation from all positions with us and return of all our property. The Nagendran Employment Agreement further provides that Dr. Nagendran is entitled to severance benefits described in “—Potential Payments Upon Termination or Change in Control” below.

The foregoing description of the Nagendran Employment Agreement is not complete and is qualified in its entirety by reference to the Nagendran Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Potential Payments Upon Termination or Change in Control.

Each of Mr. Nolan and Dr. Nagendran is eligible to receive severance benefits under the terms of the Company’s Change in Control Severance Plan adopted by the Board in September 2020 (the “Change in Control Severance Plan”).

The Change in Control Severance Plan provides for severance benefits upon a “covered termination” that occurs during a “change in control period” (each as described below). Upon a covered termination that occurs during a change in control period, participants will be entitled to a lump sum payment equal to the participant’s base salary for a specified period (18 months for Mr. Nolan and 15 months for Dr. Nagendran), a lump sum payment equal to a multiple of the participant’s target annual bonus (150% for Mr. Nolan and 100% for Dr. Nagendran), payment of continued group health benefits for a period of months (18 months for Mr. Nolan and 15 months for Dr. Nagendran) and full accelerated vesting of all outstanding equity awards (including performance-based awards, which shall vest at 100% of target).

All severance benefits under the Change in Control Severance Plan are subject to the participant’s execution of an effective release of claims against the company and compliance with the terms of any confidential information agreement, proprietary information and inventions agreement and any other agreement between the participant and the Company. For purposes of the Change in Control Severance Plan, a “covered termination” is a termination of employment by the Company without “cause,” as defined in the Change in Control Severance Plan, or as a result of the participant’s resignation for “good reason,” as defined in the Change in Control Severance Plan, in either case, not as a result of death or disability. For purposes of the Change in Control Severance Plan, a “change in control period” is the period of time beginning three months prior to the date on which a “change in control,” as defined in the Plan, becomes effective and ending on the first anniversary of the effective date of such change in control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taysha Gene Therapies, Inc.

	By:	/s/ Kamran Alam
Date: January 6, 2023		Kamran Alam
Chief Financial Officer